Exhibit 10.21

FLEWBER GLOBAL, INC.

CONFIRMATION OF LOANS FROM MARC SELLOUK

During the period from January 1, 2019 through November 16, 2022, Marc Sellouk, the Chief Executive Officer of Flewber Global, Inc. (the “Company”), made several loans to the Company (the “Loans”), and the Company repaid portions of the outstanding principal amount, during the same period. The highest outstanding principal balance of such Loans was recorded on November 16, 2019, when there was an outstanding principal balance of $880,918.61. None of the Loans were evidenced by any written agreement. A schedule of all Loans and repayments is attached hereto as Schedule 1.

Until October 1, 2022, there was no written obligation to pay any interest on the outstanding principal amount of the Loans and no interest was accrued on the Company’s books and records nor reflected in any of the Company’s financial statements for the years ended December 31, 2019, 2020 or 2021. On December 31, 2022, the Company’s Board of Directors ratified and confirmed that the agreement between the Company and Mr. Sellouk was to have accrued interest on the outstanding principal amount of the Loans at a rate of 3.7% per annum from January 1, 2019. In order to reflect this, interest was applied on a retroactive basis back to January 1, 2019, resulting in interest expense of $73,791.75 as of December 31, 2022 ($26,420.11 for 2019; $22,509.51 for 2020; $16,029.75 for 2021; and $8,832.38). As of December 31, 2022, the aggregate outstanding balance of the Loans was $266,545.30 and accrued and unpaid interest was $69,495.44.

There are no specific repayment terms with respect to any of the Loans and, therefore, they have, and continue to be, payable, upon demand, by Mr. Sellouk. Additionally, the Loans continue to accrue interest at the rate of 3.7% per annum. All of the Loans are unsecured obligations of the Company.

The undersigned, who is the President of the Company, hereby confirms that the above terms relating to the Loans were all ratified and confirmed by the Company’s Board of Directors by the Unanimous Written Consent of the Board of Directors dated, March 31, 2023.

Date: March 31, 2023	/s/ Jiang (Jay) Yu
	Name:	Jiang (Jay) Yu
	Title:	President

ACKNOWLEDGED AND AGREED:

/s/ Marc Sellouk
Marc Sellouk

Date: March 31, 2023